UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2026

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes Indenture

On October 15, 2026, NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”), closed its previously announced private offering (the “Notes Offering”) of $950.0 million aggregate principal amount of 8.750% senior notes due 2031 (the “Notes”).

In connection with the Notes Offering, NCLC received net proceeds, after deducting the initial purchasers’ discount but before deducting estimated fees and expenses, of approximately $941.7 million. NCLC used the net proceeds from the Notes Offering, together with cash on hand, to (i) redeem all of the outstanding 6.125% senior notes due 2028 (the “2028 Notes”) issued by NCL Finance, Ltd., a wholly-owned indirect subsidiary of NCLC and NCLH (“NCL Finance”), (ii) repay approximately $376.3 million of outstanding borrowings under NCLC’s senior secured revolving loan facility (the “Existing Revolving Loan Facility”) and (iii) prepay approximately $42.2 million of outstanding borrowings under NCLC’s export-credit backed financing facilities, in each case, together with any accrued and unpaid interest thereon, and to pay any related transaction premiums, fees and expenses.

The Notes were issued pursuant to an indenture, dated October 15, 2026 (the “Indenture”), between NCLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee. Interest on the Notes will accrue from October 15, 2026 and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2027, at a rate of 8.750% per year. The Notes will mature on October 15, 2031 unless earlier redeemed or repurchased.

NCLC may, at its option, redeem the Notes, in whole or in part, (i) prior to October 15, 2028 (the “First Call Date”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus an applicable “make-whole” amount, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date, and (ii) on or after the First Call Date, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date. In addition, at any time and from time to time prior to the First Call Date, NCLC may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 108.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, so long as at least 60% of the aggregate principal amount of the Notes issued remains outstanding following such redemption.

The Indenture contains covenants that limit the ability of NCLC and its restricted subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) enter into sale leaseback transactions; and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. Additionally, upon the occurrence of specified change of control triggering events, NCLC may be required to offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The Indenture also contains customary events of default.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Notes, which are attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Third Amendment to the Seventh Amended and Restated Credit Agreement

On October 15, 2026, NCLC entered into a third amendment (the “ARCA Amendment”) to the Seventh Amended and Restated Credit Agreement, dated January 22, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by the ARCA Amendment, the “Seventh ARCA”), among NCLC, as borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

The ARCA Amendment, among other things, increased the aggregate amount of the lenders’ commitments under the Existing Revolving Loan Facility from $2,486.0 million to $2,801.0 million. The Existing Revolving Loan Facility, as amended by the ARCA Amendment (the “Amended Revolving Loan Facility”), matures on January 22, 2030, provided that (a) if, on the date that is 91 days prior to the final maturity date of any of NCLC’s outstanding senior notes (other than the 1.125% exchangeable senior notes due 2027 (the “1.125% Exchangeable Notes”) and the 2.50% exchangeable senior notes due 2027 (the “2.50% Exchangeable Notes” and, together with the 1.125% Exchangeable Notes, the “2027 Exchangeable Notes”)), (i) such senior notes (other than the 2027 Exchangeable Notes) have not been repaid or refinanced with indebtedness maturing after April 23, 2030 and (ii) the aggregate principal amount outstanding under such senior notes exceeds $400.0 million, the maturity date will be such date if such date is earlier than January 22, 2030, (b) if, on November 17, 2026, the 1.125% Exchangeable Notes have not been repaid or refinanced with indebtedness maturing after April 23, 2030 and a liquidity test is not satisfied, the maturity date will be November 17, 2026 and (c) if, on November 17, 2026, the 2.50% Exchangeable Notes have not been repaid or refinanced with indebtedness maturing after April 23, 2030 and a liquidity test is not satisfied, the maturity date will be November 17, 2026. The Amended Revolving Loan Facility will accrue interest (x) in the case of alternate base rate loans, at a per annum rate based on an alternate base rate plus a margin of between 0.00% and 1.00% and (y) in the case of term benchmark loans, at a per annum rate based on the adjusted term Secured Overnight Financing Rate plus a margin of between 1.00% and 2.00%. The Amended Revolving Loan Facility will accrue an unused commitment fee on the amount of available unused commitments at a rate of between 0.15% and 0.30%. The applicable margin and unused commitment fee will depend on the total leverage ratio as of the applicable date.

The ARCA Amendment also, among other things, (i) modified certain existing financial covenant definitions, (ii) added each of Pride of America Ship Holding, LLC and Norwegian Epic, Ltd. (collectively, the “New Guarantors”) as guarantors of the Amended Revolving Loan Facility and added the vessels owned by the New Guarantors as collateral under the Seventh ARCA and (iii) released each of Norwegian Dawn Limited and Norwegian Spirit, Ltd. (collectively, the “Old Guarantors”) as guarantors of the Amended Revolving Loan Facility and released the liens securing the collateral owned by the Old Guarantors.

The foregoing summary of the ARCA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On March 3, 2021, NCL Finance issued $525.0 million in aggregate principal amount of the 2028 Notes pursuant to an indenture by and among NCL Finance, as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, principal paying agent, transfer agent and registrar. The material terms and conditions of the 2028 Notes were described in our Current Report on Form 8-K filed on March 3, 2021. On September 30, 2026, NCL Finance issued a notice to redeem, on October 15, 2026, all of the 2028 Notes at a “make-whole” redemption price, plus accrued and unpaid interest to, but excluding, the redemption date, which notice was subject to a condition that has been satisfied. As described under Item 1.01 above, on October 15, 2026, NCLC used a portion of the net proceeds from the Notes Offering, together with cash on hand, to redeem all of the outstanding 2028 Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On September 30, 2026, NCLC issued press releases announcing the launch and pricing of the Notes Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated October 15, 2026, between NCL Corporation Ltd., as issuer, and U.S. Bank Trust Company, National Association, as trustee (including the form of Notes).

10.1	Third Amendment to the Seventh Amended and Restated Credit Agreement, dated October 15, 2026, by and among NCL Corporation Ltd., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the joint bookrunners and arrangers and co-documentation agents named therein. #

99.1	Press Release of NCL Corporation Ltd., dated September 30, 2026, relating to the launch of the Notes Offering.

99.2	Press Release of NCL Corporation Ltd., dated September 30, 2026, relating to the pricing of the Notes Offering.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

# Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2026

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
	Name:	Mark A. Kempa
	Title:	Executive Vice President and Chief Financial Officer